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                                   FORM OF
                          WARRANT EXCHANGE AGREEMENT


                  WARRANT EXCHANGE AGREEMENT ("Exchange Agreement"), dated as of September 16, 1997, by and among PRT Group Inc., a Delaware corporation ("PRT"), PRT (Barbados) Ltd. (formerly Total Technology Solutions Limited), a corporation organized under the laws of Barbados and a wholly-owned subsidiary of PRT ("PRT Barbados"), certain PRT shareholders set forth on the signature page hereof ("Shareholders") and J.P. Morgan Ventures Corporation, a corporation organized under the laws of Delaware ("JPMVC").

                  WHEREAS, PRT Barbados and JPMVC have entered into a Warrant Subscription Agreement ("Subscription Agreement"), dated as of July 16, 1996, pursuant to which JPMVC purchased a certain warrant ("PRT Barbados Warrant") to purchase shares of common stock of PRT Barbados; and

                  WHEREAS, PRT Barbados and JPMVC have entered into a Letter Agreement ("Letter Agreement"), dated as of April 18, 1997, pursuant to which JPMVC purchased a certain additional warrant ("Additional PRT Barbados Warrant") to purchase additional shares of common stock of PRT Barbados; and

                  WHEREAS, in the first quarter of 1997 PRT, PRT Barbados and JPMVC reached an agreement in principal with respect to, and PRT, PRT Barbados, the Shareholders and JPMVC now desire to enter into, this Exchange Agreement providing, among other things, for the exchange by JPMVC of the PRT Barbados Warrant and the Additional PRT Barbados Warrant for a certain warrant ("PRT Warrant") to purchase shares of Series A Convertible Preferred Stock of PRT ("Preferred Stock") and/or other securities of PRT (collectively, the Preferred Stock and/or other securities of PRT are the "PRT Shares" and, collectively with the PRT Warrant, the "Securities") on the terms and subject to the conditions set forth in the warrant agreement ("Warrant Agreement"), attached as Exhibit A hereto, on the terms and subject to the conditions hereof.

                  NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter set forth,



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PRT, PRT Barbados, the Shareholders and JPMVC, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                      AGREEMENT TO ISSUE THE PRT WARRANT

                  SECTION 1.1. Agreement to Issue the PRT Warrant. On the basis of the representations, warranties and covenants of the parties hereto contained herein, PRT is issuing to JPMVC on the date hereof (the "Closing Date") the PRT Warrant to purchase an aggregate of Nine Hundred Thirty-Six Thousand Three Hundred Sixty-Five (936,365) PRT Shares (subject to the provisions of and adjustment as provided in the PRT Warrant). The PRT Warrant is being issued to JPMVC in exchange for the PRT Barbados Warrant and the Additional PRT Barbados Warrant. The PRT Warrant and the PRT Shares issuable upon exercise of the PRT Warrant will be subject to restrictions on transfer set forth herein, in the PRT Warrant and in the Preferred Stock Purchase Agreement, dated as of November 21, 1996, by and among PRT and certain of the Shareholders as in effect on the date hereof ("Preferred Stock Purchase Agreement") to the extent set forth herein.

                  SECTION 1.2. The Closing. The PRT Warrant will be issued at a closing (the "Closing") at the offices of Skadden, Arps, Slate Meagher & Flom LLP, 919 Third Avenue, New York, New York, 10022, on the Closing Date. At the Closing, PRT will deliver the PRT Warrant to JPMVC, registered in the name of JPMVC, and JPMVC will deliver to PRT the PRT Barbados Warrant and the Additional PRT Barbados Warrant.

                  SECTION 1.3. Termination and Amendment of Certain Sections of the Subscription Agreement. (a) Upon the consummation of the transactions contemplated herein, Sections 4.1 through 4.5 and Section 4.8 of the Subscription Agreement shall be terminated and of no further force or effect, without any further action by or on behalf of the parties hereto or thereto.

                  (b) Upon the consummation of the transactions contemplated herein, without any further action by or on behalf of the parties hereto or thereto, the Subscription Agreement shall be amended by deleting the second sen-


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tence of Section 4.6(a) thereof and replacing it with the
following:

                  "Such rights shall survive the initial public offering of TTSL's Common Shares and the initial public offering of PRT's common stock and shall continue until such time as JPMVC shall own (or have the right to acquire, directly or indirectly) less than 3% of the outstanding shares of common stock of PRT; provided, that such observation rights may not be transferred by JPMVC to any unrelated third party purchaser of the Securities or any portion thereof."

                  SECTION 1.4. Termination of the Registration Rights Agreement. Upon the consummation of the transactions contemplated herein, the Registration Rights Agreement, dated as of July 16, 1996, among PRT Barbados and JPMVC shall be terminated and of no further force or effect, without any further action by or on behalf of the parties hereto or thereto.


                                  ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF JPMVC

                  JPMVC represents and warrants to PRT as follows:

                  SECTION 2.1. Access to Information. JPMVC has been afforded access to all information with respect to the business, operations, and prospects of PRT that it has requested. The foregoing shall not, however, in any way limit or qualify JPMVC's right to rely on the representations and warranties of PRT contained herein.

                  SECTION 2.2. No Conflicts; Noncontravention; Authorization. Neither the exchange of the PRT Barbados Warrant and the Additional PRT Barbados Warrant for the PRT Warrant by JPMVC nor the exercise of the PRT Warrant nor the ownership of the PRT Shares to be received upon the exercise of the PRT Warrant will (i) violate any provision of law or regulation applicable to JPMVC, including, without limiting the foregoing, the Bank Holding Company Act of 1956, as amended, and the rules and regulations promulgated thereunder (the "BHCA"), (ii)


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contravene the articles of incorporation or by-laws of JPMVC, or (iii) violate any agreement, judgment, injunction, order, decree or other instrument binding upon JPMVC. JPMVC has all necessary power and authority to enter into this Exchange Agreement and to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

                  SECTION 2.3. Investment Purpose; Legends. (a) JPMVC is acquiring the PRT Warrant pursuant to this Exchange Agreement for its own account, solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof. JPMVC will not offer, sell, transfer, pledge, hypothecate or otherwise dispose of the PRT Warrant or the PRT Shares acquired upon exercise of the PRT Warrant other than in accordance with the Securities Act of 1933, as amended (the "Securities Act").

                  (b) JPMVC understands that (i) the offering and exchange for the PRT Warrant to be acquired by JPMVC hereunder is intended to be exempt from registration under the Securities Act pursuant to Section 4(2) of such Act and (ii) there is no existing public or other market for such PRT Warrant or PRT Shares acquired upon exercise of the PRT Warrant and there can be no assurance that JPMVC will be able to sell or dispose of such PRT Warrant or PRT Shares.

                  (c) JPMVC understands that PRT shall affix to each certificate evidencing the PRT Warrant a legend in substantially the following form:

         "THE WARRANT REPRESENTED HEREBY AND THE PREFERRED STOCK, COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH WARRANT NOR THE PREFERRED STOCK, COMMON STOCK OR OTHER SECURITIES ISSUABLE UPON THE EXERCISE THEREOF NOR ANY INTEREST THEREIN MAY BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER. THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS


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         SUBJECT TO THE TERMS AND CONDITIONS OF A WARRANT EXCHANGE AGREEMENT
         AND A PREFERRED STOCK PURCHASE AGREEMENT BY AND AMONG THE HOLDER OF THIS WARRANT, CERTAIN INVESTORS IN THE CAPITAL STOCK OF THE CORPORATION AND THE CORPORATION. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

                  (d) JPMVC understands that PRT shall affix to each certificate evidencing the PRT Shares to be issued upon exercise of the PRT Warrant a legend in substantially the following form:

         "THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON THE CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR THE SECURITIES ISSUABLE UPON THE CONVERSION THEREOF NOR ANY INTEREST THEREIN MAY BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER. THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A WARRANT EXCHANGE AGREEMENT AND A PREFERRED STOCK PURCHASE AGREEMENT BY AND AMONG THE HOLDER OF THESE SHARES, CERTAIN INVESTORS IN THE CAPITAL STOCK OF THE CORPORATION AND THE CORPORATION. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."


                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF PRT

                  PRT represents and warrants to JPMVC as follows:

                  SECTION 3.1. Organization; Standing; Etc. PRT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to carry on its

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business as it has been and is currently conducted and as it is proposed to be conducted. PRT is duly qualified to do business in good standing in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of the activities conducted by it makes or shall make such qualification necessary. The copies of PRT's Articles of Incorporation and By-laws heretofore provided to JPMVC are true, correct and complete.

                  SECTION 3.2. Authorization; Noncontravention. PRT has all necessary power and authority to enter into this Exchange Agreement and the PRT Warrant, and to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Other than as required by Section 4.13 hereof, the execution and delivery of this Exchange Agreement and the PRT Warrant by PRT, the performance by PRT of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite actions on the part of PRT and neither the execution and delivery of this Exchange Agreement and the PRT Warrant nor the consummation of the transactions contemplated hereby or thereby will (i) violate any provision of the Articles of Incorporation or By-laws of PRT, (ii) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under any note, bond, mortgage, indenture, permit, license, agreement, instrument or obligation to which PRT is a party or by which it or its properties or assets may be bound or affected, (iii) result in the creation of any lien, claim or encumbrance on any assets of PRT, (iv) conflict with or violate any law, rule, regulation, ordinance, order, writ, injunction, judgment, decree or any other requirement of any governmental body (or agency thereof) or court (collectively, "Laws") applicable to PRT or by which its property or assets may be bound, (v) require any action by or in respect of, or any filing with, any governmental body, agency or official or (vi) result in any anti-dilution adjustment to any of PRT's securities.

                  SECTION 3.3. Binding Effect. This Exchange Agreement and the PRT Warrant have been duly executed by PRT, and (assuming due execution and delivery by JPMVC of this Exchange Agreement and the delivery of the PRT


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Barbados Warrant and the Additional PRT Barbados Warrant) constitute legal, valid and binding obligations of PRT enforceable against PRT in accordance with their terms.

                  SECTION 3.4. Capitalization; Capital Stock. The authorized and outstanding capital stock of PRT is as set forth on Exhibit B hereto. Except as set forth in Exhibit B, PRT does not have outstanding any capital stock or securities convertible into or exchangeable for any shares of its capital stock and, except for the Shareholders, no person has any right to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, any calls, commitments or other claims of any character relating to, any capital stock or any stock or securities convertible into or exchangeable for any capital stock of PRT. Other than those granted to the Shareholders, PRT does not have any obligations (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or other securities described above. Upon issuance in accordance with the terms hereof, the PRT Warrant and, upon exercise of the PRT Warrant pursuant to the terms thereof, the PRT Shares to be issued pursuant thereto, will be duly authorized, validly issued and fully paid and nonassessable, and when delivered to JPMVC, will be free and clear of any lien or other right, encumbrance, charge or claim and will be issued in compliance with all applicable Laws.

                  SECTION 3.5. Stockholders. Exhibit B hereto sets forth a complete and accurate list of all persons and entities that own any securities of PRT and their respective ownership interests in such securities.

                  SECTION 3.6. Subsidiaries. Except as set forth in Schedule
3.6 hereto, PRT does not presently own or control, directly or indirectly, any interest in any other corporation, association or other business entity.

                  SECTION 3.7. Assets. PRT owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair PRT's ownership or use of such property or assets. With respect to the property and assets it leases, PRT is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any


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liens, claims or encumbrances. PRT has sufficient title and interest in its assets necessary for the conduct of its business as presently conducted.

                  SECTION 3.8. Financial Statements; Absence of Undisclosed Liabilities; Absence of Changes. PRT has delivered to JPMVC its financial statements (balance sheet and statements of operations and retained earnings and of cash flows) at December 31, 1996 and for the year then ended and its draft unaudited financial statements at June 30, 1997 and for the six month period then ended (collectively, the "Financial Statements"). The Financial Statements are complete and correct in all material respects, are in accordance with the books and records of PRT and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements present fairly the financial position of PRT as of the dates indicated and the results of operations and cash flows for the periods indicated. Other than the Promissory Note, dated as of July 1, 1997, issued to Stephen Michaelson pursuant to the Stock Purchase Agreement, dated as of July 1, 1997, by and among Robert Marchetti, Stephen Michaelson and PRT ("CMR Agreement") and except as set forth in the Financial Statements, PRT does not have any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, and whether due or to become due, other than liabilities incurred after June 30, 1997 in the ordinary course of business consistent with past practice that individually and in the aggregate are not material to the business, operations, assets, liabilities, properties, condition (financial or otherwise) or prospects (collectively, "Condition") of PRT. Since December 31, 1996, there has not been any material adverse change in, or, to the knowledge of PRT, any event that with the passage of time could reasonably be expected to result in a material adverse change in PRT's Condition.

                  SECTION 3.9. Litigation; Compliance with Laws; Compliance with Contracts. There currently is not any action, litigation, proceeding, governmental investigation or claim (collectively, "Actions") pending or, to the knowledge of PRT, threatened against PRT or any officer, director or key employee of PRT, or affecting any of the properties or assets of PRT, which individually or in the aggregate could reasonably be expected to have a


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material adverse effect on the Condition of PRT, nor, to the knowledge of PRT, is there any basis for any such Action. PRT is not in violation in any material respect of any applicable Law (including, without limitation, matters relating to securities, loans, employment and improper payments), and no notice has been received by PRT or any of its officers or directors alleging any such violation. There is no existing violation or default by PRT or, to the knowledge of PRT, by any other party to (nor to the knowledge of PRT does any fact or event exist which with the lapse of time or the giving of notice or both would constitute a default under or breach of) any contract, agreement, instrument, license, permit or obligation to which PRT is a party or by which PRT or any of its properties or assets is bound, which, individually or in the aggregate, could have a material adverse effect on the Condition of PRT.

                  SECTION 3.10. Transactions with Affiliates. Except as set forth on Schedule 3.10 hereto, PRT has not, directly or indirectly, entered into or engaged in any material transaction or agreement with any shareholder, officer or director of PRT or with any Affiliate (defined below) or relative of any such shareholder, officer or director. "Affiliate" shall mean any person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such person or entity.

                  SECTION 3.11. Disclosure; Representations Complete. PRT has provided JPMVC with all the information which JPMVC has requested for deciding whether to enter into this Exchange Agreement. Neither this Exchange Agreement nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                  SECTION 3.12. Licenses and Permits. PRT possesses all material permits, licenses and approvals ("Permits") necessary or used in order to carry on its business and operations. PRT is in compliance in all material respects with all Permits; there are no proceedings pending or, to the knowledge of PRT, threatened, to revoke, suspend, cancel or modify any Permit. PRT does not know of any reason why it will not be able promptly


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to obtain all Permits necessary in order to carry on, or used in, its business and operations.

                  SECTION 3.13. Tax Returns. PRT has filed all material tax returns and reports as required by law. These reports and returns are true and correct in all material respects. PRT has paid all taxes and other assessments shown to be due on those tax returns.

                                  ARTICLE IV

                                   COVENANTS

                  SECTION 4.1.  Restrictions on Transfer.

                  (a) Restrictions on Transfers of Securities. JPMVC agrees not to sell any of the Securities except in accordance with Sections 4.5, 4.9, and 4.10 of the Preferred Stock Purchase Agreement, which Sections shall be deemed incorporated herein by reference, mutatis mutandis, and, in the case of
Section 4.5(c) of the Preferred Stock Purchase Agreement, as amended by
Section 4.1(b), below.

                  (b) Amendment to Preferred Stock Purchase Agreement Section 4.5(c). For the purposes of this Exchange Agreement and the PRT Warrant,
Section 4.5(c) of the Preferred Stock Purchase Agreement shall be deemed to include (after clause (iv) but immediately preceding the semicolon before the proviso in such Section) the clause, "or (v) a transfer by JPMVC or any of its assignees to any affiliate of JPMVC (which shall include, without limitation, any limited partnership the general partner of which is an affiliate of JPMVC)".

                  (c) Restrictions on Transfer by Regulation Y Investors. Notwithstanding anything to the contrary in Sections 4.1(a) and (b) above, no "Regulation Y Investor" (as defined below) may sell, assign, pledge, encumber or otherwise transfer (x) any non-voting common stock of PRT (or, if created and acquired by such Regulation Y Investor, non-voting Preferred Stock of PRT) or (y) any portion of the PRT Warrant that, at the time of such transfer, is exercisable by such Regulation Y Investor only for non-voting securities of PRT (the securities referred to in (x) and (y) are sometimes referred to herein as "Non-Voting Securities"), except (i) to PRT; (ii) to any

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stockholder or group of stockholders that, immediately prior to such sale or other transfer, control a majority (a "Controlling Investor") of PRT's voting common stock, par value $.001 per share ("Voting Common Shares"); (iii) to the ultimate parent corporation (a "Parent") of such Regulation Y Investor or any wholly-owned direct or indirect subsidiary of such Parent (a "Controlled Subsidiary"); (iv) in connection with any merger, consolidation or reorganization of PRT (a "Reorganization"); (v) pursuant to the provisions of
Section 4.5 of this Exchange Agreement; (vi) in a registered public offering or an open market sale pursuant to Rule 144 under the Securities Act (or any successor rule or regulation); (vii) in a private sale (otherwise than to PRT, to a Controlling Investor, to a Parent or Controlled Subsidiary of such Parent, in a Reorganization or pursuant to the provisions of Section 4.5), provided that the Regulation Y Investor (A) shall have first offered to PRT the right to purchase all (but not less than all) of such Non-Voting Securities being sold pursuant to a written offer which shall have been open to acceptance for a period of at least ten days, for cash at a price which did not exceed the price obtained in the private sale and (B) shall not knowingly sell or otherwise transfer to any single person or group of persons acting in concert a number of Non-Voting Securities which, if converted into Voting Common Shares, would represent more than 2% of the Voting Common Shares then outstanding; or (viii) upon the advice of counsel to such Regulation Y Investor that such sale or other transfer is permitted under the laws and regulations applicable to such Regulation Y Investor. The foregoing restriction will not apply at any time at which the Voting Common Shares held by such Regulation Y Investor (treating Non-Voting Securities held by it as having been converted into or exercised for Voting Common Shares) would in the aggregate represent less than 5% of the outstanding Voting Common Shares. As used in this Exchange Agreement, "Regulation Y Investor" means (i) JPMVC and
(ii) any transferee of JPMVC's Non-Voting Securities that is subject to the provisions of Regulation Y of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 225) or any successor to such regulation ("Regulation Y").

                  SECTION 4.2. Assistance in Sales. Anything in this Exchange Agreement to the contrary notwithstanding, in the event that it becomes unlawful for JPMVC to con-


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tinue to hold all or some portion of the PRT Shares held by it, or restrictions are imposed on JPMVC by any law, rule, regulation or governmental authority which, in the reasonable judgment of JPMVC, make it unduly burdensome to continue to hold all or some portion of such PRT Shares, JPMVC may sell or otherwise dispose of all or any portion of its PRT Shares, and PRT shall use reasonable efforts to assist JPMVC in disposing of such interest in a prompt and orderly manner and, at the request of JPMVC, shall provide (and authorize JPMVC to provide) financial and other information concerning PRT to any prospective purchaser of such interest.

                  SECTION 4.3. Restriction on Certain Repurchases. PRT shall not directly or indirectly redeem, purchase or otherwise acquire any PRT Shares or Voting Common Shares (i) if the effect of such action would be to increase JPMVC's holdings of PRT Shares or Voting Common Shares to more than 24.9% of the then issued and outstanding PRT Shares and Voting Common Shares, in the aggregate; and (ii) without first giving JPMVC an opportunity to convert such of its Voting Common Shares or shares of Preferred Stock into Non-Voting Securities, as it may wish, if the effect of such action would be to increase the holdings of Voting Common Shares or shares of Preferred Stock of JPMVC and its affiliates to more than 4.9% of the then issued and outstanding Voting Common Shares or Preferred Stock of PRT, respectively.

                  SECTION 4.4.  Preemptive Rights.

                  (a) PRT and the Shareholders covenant and agree that JPMVC shall have the preemptive rights of an Investor granted pursuant to Section
3.18 of the Preferred Stock Purchase Agreement, and such Section 3.18 is deemed incorporated by reference herein, mutatis mutandis.

                  (b) In the event that any new securities to be issued by PRT are voting securities, a Regulation Y Investor shall have the right under this
Section 4.4 to purchase, in lieu of such voting securities, an identical number of non-voting securities that have the same dividend, liquidation and other economic rights as such voting securities and that are convertible, in whole or in part, on a share-for-share basis, into such voting securities at the option of such Regulation Y Investor in


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the same manner, and subject to the same restrictions, that Non-Voting
Securities are convertible into Voting Common Shares.

                  SECTION 4.5.  Tag-Along and First Offer Rights.

                  (a) PRT and the Shareholders covenant and agree that JPMVC shall have the co-sale and first offer rights of an Investor granted pursuant to Sections 3.20 and 3.23 of the Preferred Stock Purchase Agreement, and such Sections 3.20 and 3.23 are deemed to be incorporated by reference herein, mutatis mutandis.

                  (b) If the consideration to be received on account of the sale, transfer or other disposition pursuant to this Section 4.5 is in a form other than cash, and the acquisition or ownership of such consideration by JPMVC could, in the reasonable judgment of JPMVC, result in violation of applicable law, rule or regulation, then the Selling Founder(s) (as defined in the Preferred Stock Purchase Agreement) shall cause the prospective purchaser to take such steps as JPMVC may reasonably request (including, by way of example and not of limitation, to issue nonvoting stock convertible into voting stock in lieu of consideration in the form of an equal number of shares of voting stock and/or to enter into agreements limiting the disposition of such consideration) in order to avoid such a violation of law, rule or regulation.

                  (c) JPMVC shall not be required to make any representation in connection with any such sale, transfer or other disposition (other than as to title, due authorization and due execution relating solely to JPMVC); provided, that if all Selling Founders shall be required to provide any indemnification in any agreement relating to such sale, transfer or other disposition, JPMVC shall be required to bear its proportionate share of any such indemnification, provided that the liability of JPMVC shall be limited to an amount equal to the net proceeds from such sale, transfer or other disposition received by JPMVC.

                  SECTION 4.6. Information. PRT shall provide to JPMVC the information and access provided to an Investor or a Qualifying Investor pursuant to Sections 3.1, 3.3 and 3.7 of the Preferred Stock Purchase Agreement.


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                  SECTION 4.7. Publicity. Except as may be required by law,
neither PRT nor any subsidiary of PRT shall use the name of, or make reference to, JPMVC or any of its affiliates in any press release or in any other public manner without JPMVC's prior written consent.

                  SECTION 4.8. Confidentiality. JPMVC covenants and agrees to, and shall cause its employees and advisors to, keep confidential any confidential information of, or regarding, PRT or PRT Barbados, any customer of PRT or PRT Barbados,and not to disclose such confidential information to any employee of JPMVC or its affiliates except in connection with the purposes of this Exchange Agreement or JPMVC's investment in PRT.

                  SECTION 4.9. Indemnification. PRT agrees to indemnify JPMVC and each officer, director, employee and affiliate of JPMVC (the "Indemnified Parties") for, and hold each Indemnified Party harmless from and against any and all damages, losses and other liabilities of any kind, including, without limitation, judgments and costs of settlement, and any and all out-of-pocket costs and expenses of any kind, including, without limitation, reasonable fees and disbursements of counsel for such Indemnified Parties (all of which expenses shall be periodically reimbursed as incurred), in each case, suffered or incurred in connection with (A) any investigative, administrative or judicial proceeding or claim brought or threatened relating to or arising out of this Exchange Agreement, the PRT Warrant or the transactions contemplated hereby and thereby or PRT's use of the proceeds received in connection with the sale and exercise of the PRT Warrant, (B) any inaccuracy in any representation or warranty of PRT made in this Exchange Agreement as of the date of this Exchange Agreement, and (C) any breach by PRT of any covenant or agreement made or incorporated by reference in this Exchange Agreement or the PRT Warrant.

                  SECTION 4.10. Preferred Stock Purchase Agreement Amendment.
(a) PRT and the Shareholders covenant and agree that, for the purposes of any section of the Preferred Stock Purchase Agreement, JPMVC shall be deemed to be an "Investor" as such term is defined in the Preferred Stock Purchase Agreement and all other terms in such sections shall have the meanings given such terms in such sections, mutatis mutandis. PRT and the shareholders covenant and agree that JPMVC shall have the rights, privileges and obligations of an Investor for all purposes of the Preferred Stock Purchase Agreement; provided that JPMVC shall have no voting rights with respect to the PRT Shares except to the extent set forth in the PRT Warrant. For the purposes of the Preferred Stock Purchase Agreement, JPMVC shall be deemed to hold the maximum number of PRT Shares for which the PRT Warrant may be exercised from time to time.

                  (b) The Shareholders hereby covenant and agree to waive the anti-dilution rights and preemptive rights to which they would be entitled as a result of the transactions contemplated herein, and upon any exercise of the PRT Warrant, pursuant to the terms of the Preferred Stock, the Warrants, dated as of November 21, 1996, issued to Capital Research and Management Company on behalf of SMALLCAP World Fund, Inc., or the Warrants, dated as of July 1, 1997, issued to Stephen Michaelson and Robert Marchetti.

                  (c) The Shareholders hereby covenant and agree that the Securities shall be deemed to be "Registrable Securities" for the purposes of the Preferred Stock Purchase Agreement.

                  SECTION 4.11. Preferred Stock Dividends. If JPMVC shall exercise the PRT Warrant in whole or in part on or before June 30, 1998, JPMVC hereby waives its right to receive the 4% cumulative dividends on any shares of Preferred Stock received upon such exercise accruing on or before June 30, 1998; provided, that JPMVC shall receive any and all dividends accruing from time to time on or after July 1, 1998 on any shares Preferred Stock which it may hold upon any exercise of the PRT Warrant.

                  SECTION 4.12. Board of Directors. (a) Until the earlier of
(i) such time as JPMVC shall own (or have the right to acquire, directly or indirectly) less than 3% of the outstanding PRT Shares, or (ii) the initial public offering of PRT common stock, the Shareholders agree to vote for the designee of JPMVC as a director of PRT; provided, that until such time as JPMVC shall own (or have the right to acquire, directly or indirectly) less than 3% of the outstanding PRT Shares, JPMVC shall have the right to designate a representative to attend all meetings of the PRT Board of Directors as an observer; provided, however, that (A) such designee is a manag-ing director or other officer of at least the vice president level of JPMVC or its affiliates reasonably acceptable to PRT, and (B) the foregoing rights to designate a director or observer may not be transferred by JPMVC to any unrelated third party purchaser of the Securities or any portion thereof; provided, further, that the director of JPMVC provided for herein shall not constitute, or be considered as, one of the directors which the Shareholders may have the right to designate from time to time pursuant to Section 2.2(e) of the Preferred Stock Purchase Agreement.

                  (b) If JPMVC shall have the right to designate a representative to attend all meetings of the PRT Board of Directors as an observer pursuant to this Section 4.12, PRT shall give to JPMVC notice of each meeting of the Board of Directors of PRT and of each committee thereof at the same time and in the same manner as notice is given to the directors. The designee of JPMVC shall be entitled to attend in person, as an observer, all meetings held in person or to listen to telephone meetings of the Board of Directors of PRT and of each committee thereof solely for the purpose of allowing JPMVC to have current information with respect to the affairs of PRT. PRT shall provide to JPMVC in connection with each meeting it is entitled to attend, whether or not present at such meeting, copies of all notices, minutes and consents, and all other materials or information, that it provides to the directors of PRT with respect to such meeting, at the same time such materials and information are given to the directors of PRT (except that materials and information provided to directors of PRT at meetings at which a designee of JPMVC is not present shall be provided to JPMVC promptly after the meeting). If the Board of Directors or any committee thereof proposes to take any action by written consent in lieu of a meeting, PRT shall give written notice thereof to JPMVC prior to the effective date of such consent describing in reasonable detail the nature and substance of such action.

                  (c) PRT and the Shareholders covenant and agree that Section
3.24 of the Preferred Stock Purchase Agreement shall be amended by deleting said Section 3.24 and replacing it with the following:

                  "Section 3.24. Board Size. The Company hereby covenants and agrees that the number of direc-tors which shall comprise the Company's Board of Directors shall not exceed ten (10) directors."

                  SECTION 4.13. Authorization of PRT Shares. Upon the request of JPMVC, PRT and the Shareholders agree to take all actions necessary to authorize and issue any of the PRT Shares (including, without limitation, any non-voting securities) necessary for the full exercise by JPMVC of the PRT Warrant.

                  SECTION 4.14. PRT Stock Option Plan. For so long as any and all directors designated by the Shareholders puruant to the terms of the Preferred Stock Purchase Agreement waive their rights to receive any options to purchase securities of PRT granted pursuant to the PRT 1996 Stock Incentive Plan, as amended from time to time (the "Option Plan"), JPMVC, and any director designee of JPMVC pursuant to Section 4.12 hereof, shall waive any and all rights to receive any options to purchase securities of PRT granted pursuant to the Option Plan.


                                   ARTICLE V

                                 MISCELLANEOUS

                  SECTION 5.1. Communications. All notices and other communications provided for herein shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by facsimile transmission, by telegram, by telex or by certified or registered mail, return receipt requested, postage pre-paid, addressed in the manner set forth on the signature pages of this Exchange Agreement.

                  SECTION 5.2. No Waivers; Amendments and Waivers. (a) No failure or delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  (b) Any term of this Exchange Agreement may be amended only with the written consent of PRT and JPMVC. The observance of any term of this Exchange Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument signed by the party against whom enforcement of such waiver is sought.

                  SECTION 5.3. Assignment. JPMVC and each assignee thereof may, without PRT's consent, assign its rights under this Exchange Agreement, in whole or in part, in connection with a sale or transfer (i) to an affiliate of JPMVC (which shall include, without limitation, any limited partnership the general partner of which is an affiliate of JPMVC) or (ii) of at least forty percent (40%) of the Securities, provided that the information and access rights provided to JPMVC in Section 4.6 hereof shall not be assignable by JPMVC in connection with a transfer pursuant to this clause (ii) without the prior consent of PRT. The terms and conditions of this Exchange Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing contained in this Section 5.3 shall be construed to limit the restrictions on transfer provided in this Exchange Agreement.

                  SECTION 5.4. No Third Party Beneficiaries. This Exchange Agreement shall be binding upon and inure solely to the benefit of the parties hereto, their permitted assigns and any successor of PRT by amalgamation, and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Exchange Agreement.

                  SECTION 5.5.  Currency.  Except where otherwise
expressly provided, all amounts in this Exchange Agreement are stated and shall be paid in United States currency.

                  SECTION 5.6. Governing Law. This Exchange Agreement shall be governed by and construed in accordance with the laws of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

                  SECTION 5.7. Execution in Counterparts. This Exchange Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                  SECTION 5.8. Entire Agreement. This Exchange Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, relating to the subject matter hereof.

                  SECTION 5.9. Survival of Representations and Warranties. The representations and warranties contained in this Exchange Agreement shall survive the execution and delivery of this Exchange Agreement, the Closing, and the delivery and exercise of the PRT Warrant, and shall in no way be affected by any investigation made by or on behalf of any party.

                  SECTION 5.10. Severability. If one or more provisions of this Exchange Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Exchange Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  SECTION 5.11. Titles and Subtitles. The titles and subtitles used in this Exchange Agreement are used for convenience only and are not to be considered in construing or interpreting this Exchange Agreement.

                  SECTION 5.12. CONSENT TO JURISDICTION. ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS EXCHANGE AGREEMENT, THE PRT WARRANT OR THE REGISTRATION RIGHTS AGREEMENT MAY BE BROUGHT IN A COURT LOCATED IN THE COUNTY, CITY AND STATE OF NEW YORK, AND PRT (I) UNCONDITIONALLY ACCEPTS THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY AND (II) IRREVOCABLY WAIVES ANY OBJECTION SUCH PARTY MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

                  IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be duly executed by their respective authorized signatories thereunto duly authorized as of the day and year first above written.

                                            PRT (BARBADOS) LTD.


                                            By:
                                               ----------------------------
                                              Name:
                                              Title:

                                            PRT GROUP INC.


                                            By:
                                               ----------------------------
                                              Name:
                                              Title:

                                            PRT Group Inc.
                                            342 Madison Avenue
                                            New York, New York  10173
                                            Facsimile:  (212) 922-0806
                                            Attention: President

                                            with a copy to:

                                            Skadden, Arps, Slate,
                                            Meagher & Flom LLP
                                            919 Third Avenue
                                            New York, New York  10022
                                            Facsimile:  (212) 735-2000
                                            Attention: Mark Kaplan

Acknowledged:

J.P. MORGAN VENTURES CORPORATION


By:
   -------------------------------
   Name:
   Title:

J.P. Morgan Ventures Corporation
60 Wall Street
New York, NY 10260
Facsimile:
          ------------------------
Attention:
          ------------------------

                  WITH RESPECT TO SECTIONS 1.3, 4.3, 4.4, 4.5, 4.10, 4.12 AND
4.13 HEREOF, the undersigned Shareholders of PRT hereby agree to be bound by the provisions of said Sections to the extent applicable to the Shareholders as set forth herein.

                                    THE MELLINGER GROUP LLC


                                    By:
                                       ----------------------------
                                          Name:
                                          Title:

                                    THE TRAVELERS INSURANCE
                                    COMPANY


                                    By:
                                       ----------------------------
                                          Name:
                                          Title:

                                    Address:
                                          388 Greenwich Street
                                          New York, NY 10013

                                    TUDOR INVESTMENT CORPORATION, on
                                    behalf of Raptor Global Fund L.P.,
                                    Raptor Global Fund, Ltd., Tudor BVI
                                    Futures, Ltd. and Tudor Arbitrage
                                    Partners L.P.


                                    By:
                                       ----------------------------
                                          Name:
                                          Title:

                                    Address:
                                          40 Rowes Wharf
                                          2nd Floor
                                          Boston, MA 02110

                                    CAPITAL RESEARCH AND MANAGEMENT COMPANY, on behalf of SMALLCAP World Fund, Inc.


                                    By:
                                       ----------------------------
                                          Name:
                                          Title:

                                    Address:
                                          333 South Hope Street
                                          Los Angeles, CA 90071

                                    CRAIG GOLDMAN


                                    By:
                                       ----------------------------
                                          Name:
                                          Title:

                                    Address:
                                          591 Jackson Avenue
                                          Washington Township, NJ 07675

                                    THE PRUDENTIAL INSURANCE
                                    COMPANY OF AMERICA


                                    By:
                                       ----------------------------
                                          Name:
                                          Title:

                                    Address:
                                          80 Livingstone Avenue
                                          Roseland, NJ 07068

                                    RHO MANAGEMENT CO, INC. on behalf of
                                    Rho Management Trust I


                                    By:
                                       ----------------------------
                                          Name:
                                          Title:

                                    Address:
                                          767 Fifth Avenue
                                          43rd Floor
                                          New York, NY 10153

                                    JACQUELINE W. SHAPIRO


                                    By:
                                       ----------------------------
                                          Name:
                                          Title:

                                    Address:
                                          550 Park Avenue,
                                          Apt. 7-E
                                          New York, NY 10021


                                    ROBERT MARCHETTI


                                    By:
                                       ----------------------------
                                          Name:
                                          Title:

                                    Address:



                                    STEPHEN MICHAELSON


                                    By:
                                       ----------------------------
                                          Name:
                                          Title:

                                    Address: